                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                             SONICBLUE INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

          ---------------------------------------------------------------------

                                [SONICBLUE LOGO]
                             SONICBLUE INCORPORATED
                         2841 MISSION COLLEGE BOULEVARD
                             SANTA CLARA, CA 95054
                                 (408) 588-8000

                                                                  April 24, 2002

Dear Stockholder:

     I am pleased to invite you to SONICblue Incorporated's Annual Meeting of Stockholders. The meeting will be held at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 22, 2002, at our offices at 2841 Mission College Boulevard, Santa Clara, California.

     The formal notice of the Annual Meeting and the Proxy Statement have been made a part of this invitation.

     After reading the Proxy Statement, please mark, date, sign and return, at your earliest convenience, the enclosed proxy in the postage-prepaid envelope to ensure that your shares will be represented. YOUR SHARES CANNOT BE VOTED UNLESS YOU SIGN, DATE AND RETURN THE ENCLOSED PROXY OR ATTEND THE ANNUAL MEETING IN PERSON. Your vote is important, so please return your proxy promptly.

     We have also enclosed a copy of the Company's 2001 Annual Report on Form 10-K.

     The Board of Directors and management look forward to seeing you at the meeting.

                                          Sincerely,

                                          /s/ Kenneth F. Potashner

                                          Kenneth F. Potashner
                                          Chairman of the Board, President
                                          and Chief Executive Officer

                             SONICBLUE INCORPORATED

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 22, 2002

                             ---------------------

To the Stockholders of SONICblue Incorporated:

     SONICblue Incorporated will hold its Annual Meeting of Stockholders at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 22, 2002, at our offices at 2841 Mission College Boulevard, Santa Clara, California.

     We are holding this meeting:

     - to elect five directors to serve until the 2003 Annual Meeting or until their successors are duly elected and qualified;

     - to confirm the appointment of Ernst & Young LLP as the Company's independent auditors; and

     - to transact such other business as may properly come before the Annual Meeting and any adjournment or postponement of the Annual Meeting.

     Your Board of Directors has selected March 28, 2002 as the record date for determining stockholders entitled to vote at the meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available at the Secretary's office, 2841 Mission College Boulevard, Santa Clara, California, for ten days before the meeting.

     IT IS IMPORTANT THAT YOUR SHARES ARE REPRESENTED AT THIS MEETING. EVEN IF YOU PLAN TO ATTEND THE MEETING, WE HOPE THAT YOU WILL PROMPTLY MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ Kenneth F. Potashner

                                          Kenneth F. Potashner
                                          Chairman of the Board

Santa Clara, California
April 24, 2002

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
Information Concerning Solicitation and Voting..............     1
Proposal 1 -- Election of Directors.........................     3
Security Ownership of Certain Beneficial Owners and
  Management................................................     7
Report of the Audit Committee...............................     9
Executive Compensation......................................    10
Certain Relationships and Related Party Transactions........    14
Report of the Compensation Committee of the Board of
  Directors on Executive Compensation.......................    15
Stock Price Performance Graph...............................    17
Proposal 2 -- To Confirm the Appointment of Independent
  Auditors..................................................    18
Stockholder Proposals for the 2003 Annual Meeting...........    19
Section 16(a) Beneficial Ownership Reporting Compliance.....    19
Other Matters...............................................    19

                             SONICBLUE INCORPORATED
                             ---------------------

                                PROXY STATEMENT
                             ---------------------
                 INFORMATION CONCERNING SOLICITATION AND VOTING

     This Proxy Statement is being furnished to you in connection with the solicitation by the Board of Directors of SONICblue Incorporated, a Delaware corporation (the "Company"), of proxies to be used at the Annual Meeting of Stockholders to be held at the Company's offices at 2841 Mission College Boulevard, Santa Clara, California, at 10:00 a.m., Pacific Daylight Time, on Wednesday, May 22, 2002 and any adjournments or postponements thereof (the "Annual Meeting").

WHO CAN VOTE

     Those stockholders who owned the Company's common stock at the close of business on March 28, 2002, the record date for the Annual Meeting, can vote at the Annual Meeting. As of the close of business on March 28, 2002, the Company had 94,910,707 shares of common stock outstanding and entitled to vote. The presence in person or by proxy of the holders of a majority of the Company's outstanding common stock constitutes a quorum for the transaction of business at the Annual Meeting. Each holder of common stock is entitled to one vote for each share held as of March 28, 2002.

HOW YOU CAN VOTE

     You may vote your shares at the Annual Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual Meeting and want to vote in person. If you return your proxy, but do not mark your voting preference, the individuals named as proxies will vote your shares FOR the election of the nominees for director and FOR the confirmation of the appointment of independent auditors.

     Registered stockholders can simplify their voting and save the Company additional expense by calling (877) 779-8683 or voting via the Internet at http://www.eproxyvote.com/sblu. Telephone and Internet voting information is provided on the proxy card if these options are available to you. Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Eastern Daylight Time, on May 21, 2002. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

     Stockholders holding shares through a bank or broker should follow the voting instructions on the form of proxy received. The availability of telephone and Internet voting will depend on bank or broker voting processes.

REVOCATION OF PROXIES

     Stockholders can revoke their proxies at any time before they are exercised in any of three ways:

     - by voting in person at the Annual Meeting;

     - by submitting written notice of revocation to the Secretary prior to the Annual Meeting; or

     - by submitting another proxy of a later date that is properly executed.

REQUIRED VOTE

     Directors are elected by a plurality vote, which means that the five nominees for director who receive the most votes cast in their favor will be elected. All other matters submitted for stockholder approval require the affirmative vote of the majority of shares present in person or represented by proxy and entitled to vote.

Abstentions on any matters are treated as shares present or represented and entitled to vote on that matter and have the same effect as a vote against such matter. If a broker who is the record holder of shares indicates on a proxy that he or she does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these non-voted shares will be counted for quorum purposes, but are not deemed to be present or represented for purposes of determining whether stockholder approval of a particular matter has been obtained.

PAYMENT OF COSTS

     The Company will pay the cost of printing and mailing proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by directors, officers and other employees of the Company by personal interview, telephone or facsimile. No additional compensation will be paid to these persons for solicitation. The Company will reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation materials to beneficial owners of the Company's common stock. We have retained Morrow & Co. to assist in the solicitation of proxies at a cost of approximately $5,000.

     This Proxy Statement and the accompanying form of proxy are being mailed to stockholders on or about April 24, 2002.

                                   IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT YOUR SHARES CAN BE VOTED, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING OR NOT. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL MEETING.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES

     Our Bylaws provide that the Company shall have not less than three nor more than nine directors, with the exact number of directors to be determined by the Board of Directors. The number of directors is currently fixed at five. Accordingly, five directors of the Company will be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors are elected and qualified. If any nominee is unable or declines to serve as director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for any nominee designated by the Board of Directors to fill the vacancy.

     Names of the Board of Directors' nominees, as recommended by the Nominating Committee, and certain biographical information about the nominees are set forth below:

     MR. KENNETH F. POTASHNER, age 44, has served as Chairman of the Board, President and Chief Executive Officer since October 1998. Mr. Potashner has been a director of Maxwell Technologies, Inc. since April 1996 and became Chairman of the Board of Maxwell Technologies in April 1997. From the time he joined Maxwell Technologies in April 1996 until October 1998, Mr. Potashner served as its President, Chief Executive Officer and Chief Operating Officer. From 1994 to April 1996, he served as Executive Vice President, Operations, for Conner Peripherals, Inc. From 1991 through 1994, Mr. Potashner was Vice President, Product Engineering, for Quantum Corporation. Mr. Potashner is also a member of the Board of Directors of Newport Corporation.

     MR. EDWARD M. ESBER, age 49, has been a director of the Company since November 2001. Since 1990, Mr. Esber has served as Chief Executive Officer of the Esber Group, a technology-focused consulting firm. Mr. Esber has served as Chairman of the Board of Solopoint, Inc., a personal communications management products company, since March 1998. From October 1993 to March 1998, he served as a director of Solopoint and also served as President and Chief Executive Officer of Solopoint from October 1995 to March 1998. He served as Chairman, President and Chief Executive Officer of Creative Insights, Inc., a computer toys company, from March 1994 to June 1995. From May 1993 to May 1994, he was President and Chief Operating Officer of Creative Labs, Inc., a multimedia company. Mr. Esber is also a member of the Board of Directors of Quantum Corporation, Mobile Insights and Direct Capital Markets. Mr. Esber is also a founding member of The Angels Forum, an investment group.

     MR. TERRY N. HOLDT, age 58, has served as Vice Chairman of the Board since November 1998. He previously served as Chairman of the Board from December 1997 to November 1998, and as a director since January 1992. Mr. Holdt served as the Company's Chief Executive Officer and President from December 1997 to October 1998 and from January 1992 to August 1996. Mr. Holdt served as Vice Chairman of the Board from August 1996 to December 1997. Mr. Holdt has worked as a consultant since April 2001. Mr. Holdt was President and Chief Executive Officer of Entridia Corporation from June 1999 to April 2001. From June 1991 to January 1992, he was Chairman of the Board of Paradigm Technology, Inc., a semiconductor company, and was its President and Chief Executive Officer from June 1988 to May 1991. From September 1986 to June 1988, Mr. Holdt held various executive positions at Linear Corporation, a manufacturer of electronic telemetry systems, where he was most recently President. From 1981 to 1985, he held various executive positions at Western Digital Corporation, a manufacturer of computer peripherals, where he was most recently Executive Vice President and Chief Operating Officer. Mr. Holdt is also a member of the Board of Directors of SenDEC Corporation and Tropian Corp.

     DR. ROBERT P. LEE, age 49, has been a director of the Company since April 1994. From 1999 to 2001, Dr. Lee served as President and Chief Executive Officer of Inxight Software, Inc. From 1993 to 1997, he served as Chairman, Chief Executive Officer and President of Insignia Solutions plc, which provides Windows compatibility software for personal computers and workstations. Under Dr. Lee's leadership Insignia completed its initial public offering on The Nasdaq National Market in 1995. From 1990 to 1992, Dr. Lee was Executive Vice President at Symantec Corporation, and from 1988 to 1990, he served as Senior Vice President at Shared Medical Systems, a supplier of software and computer services to the healthcare industry.

Prior to April 1988, he worked at IBM for 11 years in technical and business management positions. Dr. Lee is currently Chairman of Osel, Inc. and Achievo Corporation, and he is the chairman of the executive committee of the board at Accela, Inc. Mr. Lee also serves as the president of the Asia America MultiTechnology Association (AAMA).

     MR. JAMES T. SCHRAITH, age 44, has been a director of the Company since September 1999. He served as a director of Diamond Multimedia Systems Inc. ("Diamond") from March 1998 until the Company acquired Diamond in September 1999. Mr. Schraith is currently an adviser and consultant to Quantum Technology Ventures, the wholly-owned venture capital subsidiary of Quantum Corporation. Mr. Schraith joined Quantum Corporation in October 1999 as Executive Vice President of Worldwide Sales & Corporate Marketing. From February 1998 to September 1999, Mr. Schraith was President and Chief Executive Officer of ShareWave, Inc., a developer of wireless networking products. From October 1996 to January 1998, Mr. Schraith was Vice President and General Manager of the North America Division of Compaq Computer. Previously, Mr. Schraith was Chief Executive Officer and a director of the Cerplex Group, Inc. From 1987 to 1995, Mr. Schraith was employed at AST Research, Inc., most recently serving as President, Chief Operating Officer and Director. Mr. Schraith is also a member of the Board of Directors of Semtech Corporation, PurchasePro.com, Inc., Allocity, Inc., Inc. Y-Media Corporation, enScaler, Inc. and VisualCalc, Inc.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF MR. KENNETH F. POTASHNER, MR. EDWARD M. ESBER, MR. TERRY N. HOLDT, DR. ROBERT P. LEE AND MR. JAMES T. SCHRAITH AS DIRECTORS OF THE COMPANY.

BOARD MEETINGS

     The Board of Directors held 12 meetings during the year ended December 31, 2001. During that period or such shorter period as a director served, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and of the committees on which such director serves.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has appointed a Compensation Committee, an Audit Committee and a Nominating Committee. Each of these committees is comprised entirely of outside directors.

COMPENSATION COMMITTEE

  Number of Members:         Three

  Members:                   Edward M. Esber
                             Robert P. Lee
                             James T. Schraith

  Number of Meetings in
2001:                        Four

  Functions:                 Makes recommendations with respect to the general
                             and specific compensation policies and practices.
                             Develops compensation arrangements for the
                             Company's executive officers, including determining base salaries, bonuses and stock option grants, and setting thresholds for and evaluating Company and individual performance. Makes salary decisions with respect to executive officers, other than the chief executive officer, with the involvement of the chief executive officer. Participates in the negotiation and approval of employment agreements between the Company and the chief executive officer.

                             Administers the 1989 Stock Plan and makes grants of options to executive officers and other senior officers under that plan. Administers the 1993 Employee Stock Purchase Plan and other compensation plans.

AUDIT COMMITTEE

  Number of Members:         Three

  Members:                   Edward M. Esber
                             Robert P. Lee
                             James T. Schraith

  Number of Meetings in
2001:                        Four

  Functions:                 Oversees the Company's financial reporting
                             processes on behalf of the Board and reports the results of their activities to the Board.
                             Recommends independent auditors to audit the Company's books and records. Monitors the auditors' independence and relationship with the Company.
                             Discusses with the independent auditors the overall scope and plans for audits. Discusses with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls. Reviews the annual and interim financial statements with management and the independent auditors.

                             It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are prepared in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements.

NOMINATING COMMITTEE

  Number of Members:         Two

  Members:                   Robert P. Lee
                             James T. Schraith

  Number of Meetings in
2001:                        None

  Functions:                 Recommends to the Board of Directors nominees for
                             election to the Company's Board of Directors.

DIRECTORS' COMPENSATION

     Employee directors (presently Mr. Potashner and Mr. Holdt) receive no additional compensation for service on the Board of Directors. Non-employee directors of the Company (presently consisting of Messrs. Esber, Lee and Schraith) receive an annual retainer fee of $24,000, plus $1,000 for each Board meeting attended. Non-employee directors are reimbursed for their expenses for each meeting attended.

     Under the terms of the Company's 1989 Stock Plan, upon appointment to the Board, each non-employee director receives an option to purchase 40,000 shares of common stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests ratably over the next four anniversary dates of the date of grant. In addition, following each annual meeting of the Company's stockholders, each non-employee director who will continue to serve as a member of the Board automatically receives an option to purchase 20,000 shares of common stock at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests ratably over the next four anniversary dates of the date of grant. For a description of the compensation arrangements with Mr. Potashner, who is an officer and a director, see "Executive Compensation -- Employment Agreements."

     In October 2001, each director who served as a director on that date, other than Mr. Potashner and Mr. Holdt, was granted an additional option to purchase 20,000 shares of the Company's common stock, at an exercise price of 100% of the fair market value of the stock on the date of grant, which option vests ratably over the next four anniversary dates of the date of grant. All options granted to a non-employee director as described in this paragraph or the immediately preceding paragraph become exercisable in full in the event the director's service is terminated because of death or total and permanent disability or upon a change in control of the Company.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 28, 2002, as to shares of the Company's common stock beneficially owned by: (i) each of the Company's directors, (ii) each of the Company's executive officers listed in the Summary Compensation Table on page 10, (iii) all directors and executive officers of the Company as a group and (iv) each person who is known by the Company to own beneficially more than 5% of the Company's common stock. Unless otherwise stated below, the address of each beneficial owner listed on the table is c/o SONICblue Incorporated, 2841 Mission College Boulevard, Santa Clara, California 95054. The percentage of common stock beneficially owned is based on 94,910,707 shares outstanding as of March 28, 2002.

                                               AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP
                                            -----------------------------------------------
                                                             RIGHT TO ACQUIRE
                                               SHARES      BENEFICIAL OWNERSHIP                PERCENTAGE
                                            BENEFICIALLY    WITHIN 60 DAYS OF                 BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER          OWNED(1)        MARCH 28, 2002        TOTAL     OWNED(1)(2)
------------------------------------        ------------   --------------------   ---------   ------------
Kenneth F. Potashner......................      25,701          3,453,354         3,479,055        3.5%
Edward M. Esber...........................          --                 --                --          *
Terry N. Holdt............................     236,958            805,000         1,041,958        1.1
Robert P. Lee.............................          --            150,000           150,000          *
James T. Schraith.........................          --             45,600            45,600          *
Paul G. Franklin..........................          --            338,657           338,657          *
Roger B. Hackett..........................          --             75,499            75,499          *
John Todd.................................          --            117,918           117,918          *
Andrew L. Wolfe...........................      28,576            275,072           303,648          *
All current directors and executive
  officers as a group (10 persons)........     301,735          5,311,200         5,612,935        5.6
State of Wisconsin Investment Board(3)....   9,238,700                 --         9,238,700        9.7
  P. O. Box 7842
  Madison, WI 53707
Mellon Financial Corporation(4)...........   9,823,728                 --         9,823,728       10.4
  One Mellon Center
  Pittsburgh, PA 15258

---------------

  *  Amount represents less than 1% of the Company's common stock.

 (1) To the Company's knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

 (2) For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding, but are not deemed to be outstanding for the purposes of computing the percentage ownership of any other person.

 (3) The number of shares beneficially owned is based on information contained in an amended Schedule 13G, filed with the Securities and Exchange Commission on February 13, 2002 by the State of Wisconsin Investment Board. The report states that the State of Wisconsin Investment Board has sole voting power and sole dispositive power with respect to all shares listed in the table.

 (4) According to an amended Schedule 13G filed jointly with the Securities and Exchange Commission on January 24, 2002 by Mellon Financial Corporation ("Mellon"), The Boston Company, Inc. ("Boston Company") and The Boston Company Asset Management, LLC ("Boston Asset Management"), Mellon beneficially owns 9,823,728 shares directly or indirectly through one or more subsidiaries or intermediate parent holding companies. With respect to the other two reporting persons, the shares of which are included in the 9,823,728 aggregate shares, the Boston Company beneficially owns 8,585,530 shares and Boston Asset Management beneficially owns 6,425,750 shares. Each of the three entities reports shared voting power with respect to 997,500 shares. Mellon reports sole voting power with respect to 8,408,103 shares and sole dispositive power with respect to 9,823,728 shares. Boston Company reports sole voting power with respect to 7,227,530 shares and sole dispositive power with respect to 8,585,530 shares. Boston Asset Management reports sole voting power with respect to 5,067,750 shares and sole dispositive power with respect to 6,425,750 shares. The Schedule 13G is not an admission by Mellon or its direct or indirect subsidiaries that it is the beneficial owner of any of the securities covered by the Schedule 13G.

                         REPORT OF THE AUDIT COMMITTEE

     The Audit Committee operates under a written charter adopted by the Board of Directors. A copy of the Audit Committee Charter was included as Appendix A in the Company's 2001 Proxy Statement. The members of the Audit Committee are Edward M. Esber, Robert P. Lee and James T. Schraith, each of whom meets the independence standards established by The Nasdaq Stock Market.

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors and is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for the Company's financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible in their report for expressing an opinion on the conformity of those financial statements with generally accepted accounting principles.

     The Audit Committee reviewed and discussed the audited financial statements contained in the 2001 Annual Report on Form 10-K with the Company's management and its independent auditors. The Audit Committee met privately with the independent auditors, and discussed issues deemed significant by the auditors, including those required by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards), as amended. In addition, the Audit Committee has received the written disclosures from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with the Audit Committees) and discussed with the independent auditors their independence from the Company.

     Based upon the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

     The foregoing report has been furnished by the Audit Committee of the Board of Directors of SONICblue Incorporated.

                                Edward M. Esber
                                 Robert P. Lee
                               James T. Schraith

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation for services rendered in all capacities to the Company for the three fiscal years ended December 31, 2001 for our Chief Executive Officer as of December 31, 2001 and the four other most highly compensated executive officers as of December 31, 2001 (the "Named Officers").

                                                                                      LONG-TERM
                                                                                    COMPENSATION
                                                                                       AWARDS
                                                        ANNUAL COMPENSATION     ---------------------
                                                      -----------------------   SECURITIES UNDERLYING
NAME AND PRINCIPAL POSITION                    YEAR   SALARY($)   BONUS($)(1)        OPTIONS(#)
---------------------------                    ----   ---------   -----------   ---------------------
Kenneth F. Potashner.........................  2001   $661,538     $850,000            975,000
  Chairman, President and Chief Executive      2000    592,308      537,685            500,000
  Officer                                      1999    509,615      261,869                 --

Paul G. Franklin(2)..........................  2001    291,609      250,000(3)         100,000
  Vice President, Business Development         2000    302,308      334,237(4)         112,500
                                               1999    278,010       77,763            155,000

Roger B. Hackett(5)..........................  2001    161,134      239,885(5)         150,000
  Senior Vice President, Sales

John Todd(6).................................  2001    276,249      270,157            450,000
  Executive Vice President and Chief
  Operating Officer

Andrew L. Wolfe..............................  2001    244,326      302,488            265,000
  Senior Vice President and Chief Technical    2000    224,327      383,000(4)         175,000
  Officer                                      1999    193,654      157,000             30,000

---------------

 (1) Amounts paid as bonuses for services rendered are reported for the year in which they were earned even if they were paid in the following fiscal year. Previously, the Company reported some bonus amounts in the year they were paid rather than the year in which they were earned.

 (2) Mr. Franklin ceased serving as Vice President of Business Development in September 2001 but continues to serve as an employee of the Company pursuant to his employment transition and separation agreement, as described under the heading "Employment Agreements."

 (3) Consists of forgiveness of indebtedness.

 (4) Includes $250,000 paid pursuant to the Company's Executive Retention Incentive Program.

 (5) Mr. Hackett joined the Company in July 2001. Nevertheless, the Company agreed that Mr. Hackett's bonus for 2001 would be based on a full year's employment so long as certain performance criteria were met by Sensory Science Corporation, a wholly owned subsidiary of the Company that was acquired by the Company in June 2001. Mr. Hackett's salary and bonus amounts do not include severance payments made to Mr. Hackett by Sensory Science Corporation.

 (6) Mr. Todd joined the Company in May 2001, serving as Executive Vice President, Chief Operating Officer and Chief Financial Officer through January 2002. From February 2002 to March 2002, Mr. Todd continued to serve as Executive Vice President and Chief Operating Officer, and he resumed duties as Chief Financial Officer in March 2002 until April 18, 2002 when the Company appointed an Interim Chief Financial Officer.

STOCK OPTIONS

     The following tables summarize option grants to, and exercises by, the Named Officers during fiscal 2001, and the value of the options held by each such person at the end of fiscal 2001. Unless otherwise noted, options vest ratably on a daily basis over a four-year period commencing on the date of grant and become exercisable as to vested options beginning six months from the date of grant. Further, unless otherwise noted, the options have a term of 10 years, subject to earlier termination in certain events related to termination of employment.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                           INDIVIDUAL GRANTS
                           --------------------------------------------------   POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF     % OF TOTAL                                ASSUMED ANNUAL RATES OF
                           SECURITIES     OPTIONS                               STOCK PRICE APPRECIATION FOR
                           UNDERLYING    GRANTED TO    EXERCISE                        OPTION TERM(2)
                            OPTIONS     EMPLOYEES IN     PRICE     EXPIRATION   -----------------------------
NAME                        GRANTED     FISCAL YEAR    ($/SH)(1)      DATE          5%($)          10%($)
----                       ----------   ------------   ---------   ----------   -------------   -------------
Kenneth F. Potashner.....   200,000          3.0%        $6.00       1/8/11      $  754,674      $1,912,491
                            700,000(3)      10.5          3.10      6/19/11       1,364,701       3,458,421
                             75,000          1.1          1.30      11/6/11          61,317         155,390

Paul G. Franklin.........   100,000          1.5          6.00       1/8/11         377,337         956,245

Roger B. Hackett.........   150,000          2.3          2.42      7/23/11         228,289         578,529

John Todd................   450,000          6.8          4.10       5/7/11       1,160,311       2,940,455

Andrew L. Wolfe..........   100,000          1.5          6.00       1/8/11         377,337         956,245
                            100,000          1.5          4.83      5/15/11         303,756         769,778
                             50,000          0.8          2.69      7/31/11          84,586         214,358
                             15,000          0.2          1.30      11/6/11          12,263          31,078

---------------

(1) The exercise price was equal to 100% of the fair market value on the date of grant.

(2) The 5% and 10% assumed rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price.

(3) Vests over a four-year period in accordance with the following schedule:
    175,000 shares vest on October 29, 2002; thereafter, the remaining shares vest in equal monthly installments.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                          SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                         UNEXERCISED OPTIONS AT        IN-THE-MONEY OPTIONS AT
                                                          DECEMBER 31, 2001(#)         DECEMBER 31, 2001($)(1)
                       SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
NAME                   ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                   ---------------   -----------   -----------   -------------   -----------   -------------
Kenneth F.
  Potashner..........        --              --         3,095,468      1,833,332      $676,634      $2,838,119
Paul G. Franklin.....        --              --           273,427        338,657            --              --
Roger B. Hackett.....        --              --            63,680        152,510            --              --
John Todd............        --              --            72,592        377,408            --              --
Andrew L. Wolfe......        --              --           197,536        379,764        92,335          16,265

---------------

(1) Calculated on the basis of the fair market value of the underlying securities at December 31, 2001 ($4.04 per share) minus the exercise price.

EMPLOYMENT AGREEMENTS

     In June 2001, the Company entered into a new agreement with Kenneth F. Potashner, pursuant to which Mr. Potashner is employed as the Company's President and Chief Executive Officer at an annual base salary of $650,000 per year. This agreement supersedes Mr. Potashner's October 1998 agreement. Pursuant to the new agreement, which terminates on October 30, 2002, Mr. Potashner is eligible to receive an annual cash bonus of up to 200% of his base salary, provided he remains the President and Chief Executive Officer through the end of each bonus period, typically a calendar year, and he achieves certain performance goals. Mr. Potashner also received an option to purchase 700,000 shares of the Company's common stock at an exercise price of $3.10, which was the closing price of the common stock on the day immediately prior to the effective date of the agreement. The stock option vests over a four-year period in accordance with the following schedule: 175,000 shares vest on October 29, 2002; thereafter, the remaining shares vest in equal monthly installments. In addition, if Mr. Potashner is employed as President and Chief Executive Officer on a full-time basis for an entire fiscal year and during that fiscal year the Company achieves an operating profit for the entire fiscal year, then 50% of the then unvested shares subject to the 700,000 share option will become vested. The remaining unvested portion of the 700,000 share option will continue to vest on a pro rata basis over its remaining term. In addition, the term of a fully vested 1,500,000 share option, which in connection with the October 1998 agreement had been granted to Mr. Potashner with an expiration date of October 30, 2001, was extended to October 22, 2008. However, the 1,500,000 share option will terminate within 90 days of Mr. Potashner's termination of service as a director or employment with the Company, unless he continues to provide consulting services at the Company's request as described below.

     If Mr. Potashner's employment is terminated without cause at any time prior to October 30, 2002, the Company will continue to pay Mr. Potashner his benefits, salary and $108,333.33 per month for twelve months following his termination in lieu of any bonus payments. During the twelve-month period following a termination without cause, Mr. Potashner's option to purchase 3,000,000 shares, which was granted in connection with his prior employment agreement, and the 700,000 share option will continue to vest if Mr. Potashner continues to provide consulting services to the Company if so requested by the Company and he enters into and complies with non-solicitation and non-competition agreements for the twelve-month period. In the event Mr. Potashner does not continue to provide consulting services, his options will terminate 90 days after his termination, except for the 700,000 share option which will terminate one year after his termination. If termination without cause occurs concurrently with or following a change in control of the Company, Mr. Potashner will continue to receive his salary, benefits and payments in lieu of bonus for 18 months and his 3,000,000 share option, 700,000 share option and other previously granted options to purchase an aggregate of 700,000 shares will continue to vest over the 18-month period, so long as Mr. Potashner continues to provide consulting services to the Company, if so requested by the Company, and he enters into and complies with non-solicitation and non-competition agreements for the 18-month period. In the event Mr. Potashner does not continue to provide consulting services, his options terminate 90 days after his termination, except the 700,000 share option will terminate one year after his termination.

     In April 2001, the Company agreed to employ John Todd as Chief Financial Officer and Chief Operating Officer at a base salary of $425,000 per year. Mr. Todd is eligible to receive an annual cash bonus of up to 60% of his base salary, with the cash bonus payable for fiscal year 2001 guaranteed to be at least $212,500. Mr. Todd also received an option to purchase 450,000 shares of the Company's common stock at an exercise price of $4.10, which was the closing price of the common stock on the effective date of his employment. The option vests over a four-year period in accordance with the following schedule: 56,250 shares vested six months after the Company hired Mr. Todd; thereafter, the remaining options vest in equal daily installments of 308 shares. In connection with his employment, Mr. Todd received a loan from the Company in the amount of $150,000. This loan, which bears no interest, will be forgiven after eighteen months of employment with the Company or, if prior to such time, Mr. Todd's employment is terminated without cause or following a change of control. If Mr. Todd's employment is terminated following a change of control of the Company, the Company will continue to pay Mr. Todd his salary for eighteen months following his termination. Mr. Todd will also receive a bonus payment equal to eighteen months of his base salary and 50% of any unvested shares under his stock option grant will become vested.

     In April 2001, the Company agreed as part of the acquisition of Sensory Science Corporation to employ Roger Hackett as President and General Manager of Sensory Science at a base salary of $315,000 per year. The offer letter to Mr. Hackett provided that he would be eligible to receive an annual cash bonus of up to 60% of his base salary, with the cash bonus payable for fiscal year 2001 guaranteed to be $189,000, provided Sensory Science Corporation achieved $40 million in revenue in the fourth quarter of 2001. Although he joined the Company in July 2001 as Senior Vice President, Sales, the Company agreed to base Mr. Hackett's 2001 bonus on a full year's employment. Mr. Hackett also received an option to purchase 150,000 shares of the Company's common stock at an exercise price of $2.42, which was the closing price of the common stock on the grant date. The option vests over a four-year period in accordance with the following schedule: 18,750 shares vested six months after the Company hired Mr. Hackett; thereafter, the remaining options vest in equal daily installments of 102 shares.

     In October 2001, the Company entered into an employment transition and separation agreement with Paul Franklin, pursuant to which Mr. Franklin will continue to be employed by the Company providing advisory services during a transition period beginning September 17, 2001 and ending no later than March 2, 2003. The Company agreed to pay Mr. Franklin $11,184 per month and benefits including health care coverage during the transition period. In addition, although vesting ceased as of September 17, 2001, the term for exercise of Mr. Franklin's outstanding options will continue until three months after the earlier of March 2, 2003 or the date his transition period ends. If his transition period ends prior to March 2, 2003, Mr. Franklin will continue to receive $11,184 per month until that date. This agreement supersedes Mr. Franklins' September 1998 involuntary termination agreement. In connection with Mr. Franklin's employment transition and separation agreement, the Company forgave the entire $250,000 principal amount of an interest-free loan.

     When Mr. Potashner became Chairman, President and Chief Executive Officer in 1998, Mr. Holdt, who formerly held those positions, became Vice Chairman of the Company. Mr. Holdt currently receives a salary of $2,000 per month or, in the event the time he spends on Company business exceeds 20 hours a month, $3,000 per single day, $5,000 for a consecutive two-day period and $10,000 per week of continuous service pursuant to a consulting agreement. Pursuant to the agreement, in January 1998 Mr. Holdt received a non-qualified stock option of 500,000 shares with a vesting period of one year and participation in the Executive Bonus Plan which the Company provided for executive officers at that time. In addition, in his capacity as Vice Chairman, Mr. Holdt is entitled under the agreement to receive a non-qualified stock option of 20,000 shares at each regular annual meeting of the Company's stockholders at which he is re-elected as a director, which option vests and becomes exercisable at the rate of 25% on each one year anniversary of the date of grant. The agreement may be terminated by either Mr. Holdt or the Company at any time with or without cause.

     In September 1998, the Company entered into an involuntary termination agreement with Mr. Wolfe which provides for a severance payment by the Company to him if he is involuntarily terminated other than for cause. The severance payment would be paid in a lump sum amount equal to six months of Mr. Wolfe's base salary plus one month of base salary for every full year of his service to the Company. In addition, the agreement provides that the term for exercise of any outstanding options will be extended until six months after the date of termination, although vesting shall cease as of that date.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     In December 1999, in connection with the purchase from RioPort, Inc. (formerly RioPort.com, Inc.) of 654,717 and 171,179 shares of RioPort common stock, for the aggregate purchase prices of $261,232.08 and $76,280.42, by Messrs. Potashner and Wolfe, respectively, the Company loaned to each of these individuals substantially all of the purchase price. RioPort was a wholly owned subsidiary of the Company until October 1999, when the Company caused RioPort to sell shares of its preferred stock to third party investors. Each loan is evidenced by a promissory note, is secured by the RioPort common stock purchased and is full recourse. These loans accrue interest at the rate of 5.75% per year and are due on December 8, 2002.

     In June 2000, in connection with the purchase from RioPort of 24,380 shares of RioPort common stock, for the aggregate purchase price of $9,727.62, by each of Messrs. Lee, Holdt and Schraith and by Dr. Carmelo J. Santoro, a director at that time, the Company loaned to each of these individuals substantially all of the purchase price. Each loan is evidenced by a promissory note , is secured by the RioPort common stock purchased and is non-recourse. These loans accrue interest at the rate of 6.53% per year and are due on June 14, 2003.

     In June 2000, in connection with the purchase from RioPort of 46,431 shares of RioPort Series D Preferred Stock, for the aggregate purchase price of $167,230.53, by each of Messrs. Lee, Holdt, Schraith and Santoro, the Company loaned to each of these individuals substantially all of the purchase price. Each loan is evidenced by a promissory note, is secured by the RioPort Series D Preferred Stock purchased and is non-recourse. These loans accrue interest at the rate of 6.53% per year and are due on June 14, 2003.

     Dr. Santoro resigned from the Board of Directors in April 2002. Under the terms of the promissory notes, the Company has the right to accelerate the maturity date of Dr. Santoro's loans with 30 days' notice. As of the date of this Proxy Statement, the Company has not exercised this right.

     In October 2001, in connection with Mr. Franklin's employment transition and separation agreement, the Company forgave the entire $250,000 principal amount of an interest-free loan.

     In May 2001, in connection with his employment by the Company, Mr. Todd received a loan in the amount of $150,000. This loan and all interest, which accrues at the rate of 7.0% per annum, will be forgiven in January 2003, or prior to such time if Mr. Todd's employment is terminated without cause or following a change of control.

                      REPORT OF THE COMPENSATION COMMITTEE
              OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Company's compensation programs and policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. The Compensation Committee is made up entirely of non-employee directors. It is the philosophy of the Company that executive compensation be directly linked to the interests of the Company's stockholders and therefore to financial objectives that the Company believes are primary determinants of long-term stockholder value. The compensation policies of the Company are designed to set its executive compensation, including salary and short-term and long-term incentive programs, at a level consistent with amounts paid to executive officers of companies of similar size and marketplace orientation.

     It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company's 1989 Stock Option Plan and executive incentive plan (described below) are structured to permit awards under such plans to qualify as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible and, in the case of Mr. Potashner's options, has determined that such options shall not qualify as performance-based compensation.

     The three primary components of executive compensation, base salary, bonus and stock options, are discussed below.

BASE SALARY

     Base salaries for fiscal 2001 were determined by the Compensation Committee. The Compensation Committee reviews salaries recommended by the Chief Executive Officer for executive officers other than the Chief Executive Officer. In conducting its review, the Compensation Committee takes into consideration
(i) the overall performance of the Company, (ii) the Chief Executive Officer's evaluation of individual executive officer performance and (iii) compensation levels for comparable positions derived from executive compensation data furnished by an independent consulting firm and drawn from a nationally recognized survey of similarly sized technology companies. Final decisions on base salary adjustments for executives other than the Chief Executive Officer are made with the Chief Executive Officer's involvement. The Compensation Committee independently determines the base salary for the Chief Executive Officer by: (i) examining the Company's performance against its preset goals and within its industry, (ii) evaluating the overall performance of the Chief Executive Officer and (iii) comparing the base salary of the Chief Executive Officer to that of chief executive officers of other technology companies. In 2001, Mr. Potashner was paid a total salary of $661,538 in his capacity as President and Chief Executive Officer.

BONUSES

     The Company's executive incentive plan is a cash-based incentive bonus program providing for the payment to each executive officer of cash bonuses that are directly related to the individual performance of each executive officer and the Company's achievement of financial performance targets established at the beginning of the fiscal year. The executive incentive plan also includes a range for the executive's contribution and a strategic component tied to the Company's performance relative to its competitors. Threshold levels of Company performance based on gross revenues and operating profits before interest and taxes must be attained before any incentives are awarded under the plan. Once these thresholds are attained for the fiscal year, an individual executive officer is eligible to receive a bonus payment calculated as an escalating percentage of the executive officer's base salary and based on targets for comparable positions at other companies in the industry. In the case of Mr. Hackett, the Company agreed that his bonus for fiscal 2001 would be based upon a full year's employment even though he commenced employment with the Company in July 2001. In accordance with the executive incentive plan, the Company paid bonuses for 2001 to each executive based upon the criteria and achievement of performance goals. In 2001, Mr. Potashner was paid a bonus of $850,000 in his capacity as President and Chief Executive Officer.

STOCK OPTIONS

     The Compensation Committee grants options under the 1989 Stock Plan with an exercise price equal to the fair market value on the date of grant. The grants are intended to be competitive in order to retain and motivate key executives and to provide a direct link with the interests of the stockholders of the Company by providing each executive with an incentive to manage the Company from the perspective of a holder of an equity interest in the Company. The Compensation Committee, in making its determination as to grant levels, takes into consideration: (i) the executive officer's position within the Company,
(ii) the executive officer's recent performance, (iii) the executive officer's potential for future responsibility and promotion, (iv) comparable awards to other executive officers in similar positions with companies in the consumer electronics industry, and (v) the number of options vested and unvested held by the executive officer at the time of the grant. The 1989 Stock Plan limits the total number of shares subject to options that may be granted to a participant during any fiscal year to 1,500,000 shares.

STOCK PURCHASE PLAN

     The Company maintains a qualified employee stock purchase plan to encourage employees to own Company stock, which plan is generally available to all employees. This plan allows participants to buy Company stock at a discount to market price with up to 10% of their salaries, not to exceed 2,000 shares, per six month period. The number of shares that may be purchased by each participant is limited by applicable tax laws.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     In June 2001, the Company entered into an amended employment agreement with Kenneth F. Potashner, the Company's Chairman, President and Chief Executive Officer. The terms of the Mr. Potashner's employment agreement were negotiated with and approved by the Compensation Committee and the Board of Directors. See "Executive Compensation -- Employment Agreements."

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors of SONICblue Incorporated.

                                Edward M. Esber
                                 Robert P. Lee
                               James T. Schraith

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return of the Company's common stock with The Nasdaq Stock Market (U.S.), The Nasdaq Electronic Components Stock Index and a Company-constructed Industry Peer Group. The Company has selected a new Industry Peer Group because of its exit of the graphics chips and board businesses and the refocus of its business on the consumer electronics industry. As required by the Securities and Exchange Commission, the graph below includes The Nasdaq Electronics Components Stock Index because that index was presented in the graph in the Company's proxy statement for the previous fiscal year. The Industry Peer Group shown below is comprised of companies of similar size competing either solely or substantially within the consumer electronics industry with common stock traded on an exchange within the United States. Each company's stock performance is weighted within the Industry Peer Group by its relative market capitalization. The comparison assumes the investment of $100 on December 31, 1996 (the last trading day before the beginning of the Company's fifth preceding fiscal year) based on the closing price of the Company's common stock on that date and that dividends were reinvested when paid. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of future performance of the Company's common stock.

      COMPARISON OF CUMULATIVE TOTAL RETURN AMONG SONICBLUE INCORPORATED,
             THE NASDAQ STOCK MARKET (U.S.), THE NASDAQ ELECTRONIC
               COMPONENTS STOCK INDEX AND AN INDUSTRY PEER GROUP

                              (PERFORMANCE GRAPH)

--------------------------------------------------------------------------------------
                       12/31/96   12/31/97   12/31/98   12/31/99   12/31/00   12/31/01
--------------------------------------------------------------------------------------
 SONICblue
  Incorporated         $100.00    $ 30.77    $ 45.29    $ 71.16    $ 25.38    $ 24.86
 Nasdaq Stock Market
  (U.S.)                100.00     122.48     172.68     320.89     193.01     153.15
 Nasdaq Electronic
  Components Index      100.00     104.84     161.97     301.21     247.54     168.67
 Industry Peer Group    100.00      82.36      80.45     120.26      75.87      91.72

     Companies comprising the Industry Peer Group are: Audiovox Corp., Boston Acoustics Inc., Cobra Electronics Corp., Digital Video Systems, Inc., Harman International Industries Inc., Koss Corp., Recoton Corp. and TiVo Inc.

                                   PROPOSAL 2

               TO CONFIRM THE APPOINTMENT OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has appointed the firm of Ernst & Young LLP as the Company's independent auditors for the fiscal year ended December 31, 2002. Ernst & Young has audited the Company's financial statements since April 13, 1998. Representatives of Ernst & Young are expected to be present at the Company's Annual Meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

     The Audit Committee reviews audit and non-audit services performed by Ernst & Young LLP as well as the fees charged by Ernst & Young LLP for such services. In reviewing non-audit service fees, the Audit Committee considers, among other things, the possible effect of the performance of non-audit services on the auditor's independence.

FEES PAID TO ERNST & YOUNG LLP

     The following table shows the fees paid or accrued by the Company for the audit and other services provided by Ernst & Young LLP for fiscal year 2001.

Audit Fees(1)...............................................  $  574,000
Financial Information Systems Design and Implementation
  Fees......................................................  $        0
All Other Fees(2)...........................................  $  594,400
Total.......................................................  $1,168,400

---------------
(1) Audit services of Ernst & Young LLP for 2001 consisted of the examination of the consolidated financial statements of the Company and quarterly review of financial statements.

(2) "All Other Fees" includes $462,900 for audit-related services, which generally include fees for business acquisitions, accounting consultation and SEC registration statements.

REQUIRED VOTE

     Confirmation of the appointment of Ernst & Young LLP requires the affirmative vote of a majority of the shares present and voting at the meeting in person or by proxy. In the event confirmation is not obtained, the Board of Directors will review its selection of the Company's independent auditors for the fiscal year ending December 31, 2002.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR CONFIRMATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

               STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Proposals of stockholders of the Company that are intended to be included in the proxy statement for the 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company no later than December 25, 2002.

     A stockholder proposal not included in the Company's proxy statement for the 2003 Annual Meeting will be ineligible for presentation at that meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company and otherwise complies with the applicable provisions of the Company's Bylaws. To be timely, the Company's Bylaws provide that the Company must have received the stockholder's notice not less than 50 days nor more than 75 days prior to such meeting. However, if notice or prior public disclosure of the date of the annual meeting is given or made to stockholders fewer than 65 days prior to the meeting date, the Company must receive the stockholder's notice by the earlier of (i) the close of business on the 15th day after the earlier of the day the Company mailed notice of the annual meeting date or provided such public disclosure of the meeting date and (ii) two days prior to the scheduled date of the annual meeting. The Secretary should be contacted in writing at the address on the first page of this Proxy Statement to obtain additional information as to the proper form and content of notices of stockholder proposals.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required to furnish the Company with copies of all Forms 3, 4 and 5 they file.

     Based solely on the Company's review of the copies of such forms it has received and written representations from certain reporting persons that they were not required to file Forms 5 for specified fiscal years, the Company believes that all of its officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2001.

                                 OTHER MATTERS

     The Company knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies, unless otherwise instructed.

     Whether or not you intend to be present at the Annual Meeting, we urge you to return your signed proxy promptly.

                                          By Order of the Board of Directors.

                                          /s/ Kenneth F. Potashner
                                          Kenneth F. Potashner
                                          Chairman of the Board
Santa Clara, California
April 24, 2002

     THE COMPANY'S 2001 ANNUAL REPORT ON FORM 10-K HAS BEEN MAILED WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE COPIES OF EXHIBITS TO THE ANNUAL REPORT ON FORM 10-K, BUT WILL CHARGE A REASONABLE FEE PER PAGE TO ANY REQUESTING STOCKHOLDER. STOCKHOLDERS MAY MAKE SUCH REQUEST IN WRITING TO THE COMPANY AT 2841 MISSION COLLEGE BOULEVARD, SANTA CLARA, CALIFORNIA 95054, ATTENTION:
INVESTOR RELATIONS DEPARTMENT. THE REQUEST MUST INCLUDE A REPRESENTATION BY THE STOCKHOLDER THAT AS OF MARCH 28, 2002, THE STOCKHOLDER WAS ENTITLED TO VOTE AT THE ANNUAL MEETING.

                                  DETACH HERE





                                      PROXY

                             SONICBLUE INCORPORATED

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
P
     The undersigned hereby authorizes KENNETH F. POTASHNER, TERRY N. HOLDT or
R JOHN TODD, as Proxies with full power in each to act without the other and with the power of substitution in each, to represent and to vote all the
O shares of stock the undersigned is entitled to vote at the Annual Meeting of Stockholders of SONICblue Incorporated (the "Company") to be held at the
X Company's offices at 2841 Mission College Boulevard, Santa Clara, California, at 10:00 a.m. on May 22, 2002, or at any postponement or
Y    adjournment thereof, and instructs said Proxies to vote as follows:

          SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER. IF NO SUCH DIRECTIONS ARE INDICATED, THE PROXIES WILL HAVE THE AUTHORITY TO VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" PROPOSAL 2, AND IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

----------------                                                ----------------

SEE REVERSE SIDE   CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE SIDE

----------------                                                ----------------

SONICBLUE INCORPORATED

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

--------------------------------------    --------------------------------------
         VOTE BY TELEPHONE                             VOTE BY INTERNET
--------------------------------------    --------------------------------------

It's fast, convenient, and immediate!     It's fast, convenient, and your vote
Call Toll Free on a Touch Tone Phone.     is immediately confirmed and posted.
1-877-PRX-VOTE (1-877-779-8683).
--------------------------------------    --------------------------------------
FOLLOW THESE FOUR EASY STEPS:             FOLLOW THESE FOUR EASY STEPS:

1.  READ THE ACCOMPANYING PROXY           1.  READ THE ACCOMPANYING PROXY
    STATEMENT AND PROXY CARD.                 STATEMENT AND PROXY CARD.

2.  CALL THE TOLL FREE NUMBER             2.  GO TO THE WEBSITE
    1-877-PRX-VOTE (1-877-779-8683).          HTTP://WWW.EPROXYVOTE.COM/SBLU

3.  ENTER YOUR VOTER CONTROL NUMBER       3.  ENTER YOUR VOTER CONTROL NUMBER
    LOCATED ON YOUR PROXY CARD ABOVE          LOCATED ON YOUR PROXY CARD ABOVE
    YOUR NAME.                                YOUR NAME.

4.  FOLLOW THE RECORDED INSTRUCTIONS      4.  FOLLOW THE INSTRUCTIONS PROVIDED.
--------------------------------------    --------------------------------------
YOUR VOTE IS IMPORTANT!                   YOUR VOTE IS IMPORTANT!
Call 1-877-PRX-VOTE anytime!              Go to HTTP://WWW.EPROXYVOTE.COM/SBLU
                                          anytime!

    DO NOT RETURN YOUR PROXY CARD IF YOU ARE VOTING BY TELEPHONE OR INTERNET








--------------------------------------------------------------------------------
                                   DETACH HERE

     PLEASE MARK
[X]  VOTES AS IN
     THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2. THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.

1.  To elect (01) Mr. Kenneth F. Potashner, (02) Mr.       2.  To confirm the appointment   FOR  AGAINST  ABSTAIN
    Terry N. Holdt, (03) Mr. Edward M. Esber Jr., (04)         of Ernst & Young LLP as      [ ]    [ ]      [ ]
    Dr. Robert P. Lee and (05) Mr. James T. Schraith as        the Company's Independent
    directors of the Company to serve until the next           Auditors.
    Annual Meeting of Stockholders or until their
    successors are duly elected and qualified.

          FOR ALL   [ ]     [ ]  WITHHELD FROM             3.  In their discretion, the proxies are authorized to
         NOMINEES                 ALL NOMINEES                 vote upon such other matters as may properly come
                                                               before the meeting or any postponements or
                                                               adjournments thereof.

    [ ] ______________________________________________         MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT   [ ]
    (INSTRUCTION: To withhold authority to vote for any
    individual nominee, write that nominee's name In
    the space provided above.)
                                                           PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                                                           USING THE ENCLOSED ENVELOPE.

                                                           Please sign where indicated below. When shares are held
                                                           by joint tenants, both should sign. When signing as
                                                           attorney, executor, administrator, trustee or guardian,
                                                           please give full title as such. If a corporation,
                                                           please sign in full corporate name by an authorized
                                                           officer. If a partnership, please sign in full
                                                           partnership name by an authorized person.


Signature ___________________________ Date _____________   Signature ___________________________ Date _____________